CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 28, 1997 included in this Form 10-K for the year ended December 31, 1996, into the Company's previously filed Registration Statements File Nos. 33-73632, 33-79674, 33-84030, 33-93650, 33-93916, and
33-99248

                             /s/ Arthur Andersen LLP

New Orlenas, Louisiana
March 26, 1997